UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2020

GALAXY GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30653	20-8143439
(Commission File Number)	(I.R.S. Employer Identification No.)

6767 Spencer Street
Las Vegas, Nevada 89119
(Address of principal executive offices)

(702) 939-3254
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock	GLXZ	OTCQB marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 21, 2020, Galaxy Gaming, Inc. (the “Company”), entered into that certain First Amendment (the “Amendment”), to the Membership Interest Purchase Agreement, dated February 25, 2020 (the “Purchase Agreement”), between the Company and the membership interest holders of Progressive Games Partners LLC (“PGP”).

Pursuant to the Purchase Agreement, the Company was permitted broad discretion regarding the allocation of the cash and stock portions of the purchase price for the interests being purchased pursuant to the Purchase Agreement.  The Amendment, among other things, sets forth the agreements and understandings among the parties regarding the cash and stock allocation of the purchase price for the interests being purchased pursuant to the Purchase Agreement.

On August 24, 2020, the Company also announced that it had completed the acquisition of PGP in accordance with the terms of the Purchase Agreement, as amended by the Amendment.  The press release announcing the completion of the acquisition of PGP is filed herewith as Exhibit 99.1.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amended filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

10.1	First Amendment, dated August 21, 2020, to Membership Interest Purchase Agreement dated February 25, 2020, between the Company and the membership interest holders of PGP.

99.1	Press Release dated as August 24, 2020 announcing the Company’s completion of the acquisition of the purchase of PGP’s membership interest.

Signature Page Follows

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 24, 2020

GALAXY GAMING, INC.

By:	/s/ Harry C. Hagerty
Harry C. Hagerty
Chief Financial Officer